UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 3, 2007
ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Powell Street, Suite 300
Emeryville, CA 94608

(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (a) Not applicable.
     (b) Not applicable.
     (c) On May 3, 2007, David A. Rector was appointed as the Company’s Chief Financial Officer in addition to his existing position as Senior Vice President. Mr. Rector, age 61, previously served as Interim Chief Financial Officer since January 2007 and as Senior Vice President, Controller and Chief Accounting Officer since May 2006. Prior to that time, Mr. Rector served as Vice President, Controller and Chief Accounting Officer from May 2004 to May 2006, as Vice President and Corporate Controller from October 2002 to May 2004 and as Corporate Controller from April 2002 to October 2002. Prior to joining the Company, from June 1999 to January 2002, Mr. Rector worked in various financial positions for several companies as a consultant for Resources Connection Inc., a consulting firm. Prior to that time, he held senior financial positions at various companies, including commercial real estate companies Allegiance Realty Group and Fox & Carskadon Financial Corporation and served as an audit manager at Price Waterhouse. Mr. Rector is a Certified Public Accountant and holds a Bachelor of Science degree in business administration from the University of California at Los Angeles. In connection with Mr. Rector’s appointment to the position of Chief Financial Officer, on May 3, 2007, the Company’s Board of Directors approved an annual base salary for Mr. Rector of $265,000, effective April 16, 2007.
     Also on May 3, 2007, Richard W. Williams was appointed as the Company’s Vice President, Controller and Chief Accounting Officer. Mr. Williams, age 62, joined the Company in April 2007. Prior to that time, Mr. Williams served as a consultant to Native American Resort Complexes, providing expertise and management on various financing and development projects, since September 2001. Mr. Williams previously served in senior finance positions with various companies, including Herbalife International, The Irvine Company and Caesars World. Mr. Williams, a Certified Public Accountant, earned a Bachelor of Science degree in Business Administration from the University of Southern California. In connection with his appointment, on May 3, 2007, the Company’s Board of Directors approved the terms of the offer letter to Mr. Williams, including an annual base salary of $225,000 and a relocation allowance of $15,000 (to be repaid in full in the event Mr. Williams’s employment terminates within one year after joining the Company), and authorized its Compensation Committee, at its next regularly scheduled meeting, to grant Mr. Williams a stock option to purchase up to 40,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2004 Equity Incentive Plan, at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, with such option to vest as to 25% on the first anniversary of the date of grant and thereafter at the rate of 1/48 per month.
     On May 7, 2007, the Company issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.
     (d) Not applicable.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibit is furnished with this report on Form 8-K:
99.1	Press Release dated May 7, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: May 7, 2007	By:	/s/ David A. Rector
David A. Rector
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated May 7, 2007